EXHIBIT 99(a)

Assisted Housing Fund  L.P. I

Certification of the President of the General Partner

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Robert K. Stump, the President of Murphey Favre Properties, Inc.,  General Partner of  Assisted Housing Fund L.P. I,  does hereby certify that this report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and the results of operations of the Investor Partnership.

ASSISTED HOUSING FUND L.P. I

Registrant

By:	Murphey Favre Properties, Inc.
Its General Partner

By:	/s/ Robert K. Stump	Date:	May 14, 2003
Robert K. Stump
Its President